EXHIBIT 10.17



             BioQuest International, Inc. THE AMERICAN PACIFIC BANK

                         Dutch Auction Escrow Agreement

     This AGREEMENT is made and effective as of the 10th day of October, 2001, by and among The American Pacific Bank (the "Escrow Agent"), TransferOnline, Inc. (the "Servicing Agent") and BioQuest International, Inc. (the "Issuer").

                                    Recitals

A. The Issuer is conducting an offering (the "Offering") of 1,000,000 shares of its common stock through a self-underwritten, best efforts arrangement pursuant to a registration statement (the "Registration Statement") on Form SB-2, Securities and Exchange Commission File No. 333-46666. The Registration Statement expressly is not incorporated herein, nor do the parties intend that any obligations arise between or among the parties except as specifically set forth in this Agreement.

B. As a condition of the Offering, the Issuer desires to place with the Escrow Agent, and the Escrow Agent desires to accept, the proceeds of the Offering for retention and disbursement pursuant to the terms of this Agreement.

C. The Issuer has engaged the Servicing Agent to provide certain information to the Escrow Agent, the Issuer and investors and prospective investors in the Offering. The Issuer has, and has rightfully delegated to the Servicing Agent, a valid license to use certain proprietary software and related technology (collectively the "Software") that provides for the administration of the Offering pursuant to an algorithm that is represented to permit a "Dutch Auction" that would allow the Issuer to raise the greatest possible proceeds from the Offering within a stated price range. The Escrow Agent and the Issuer have agreed to delegate certain of their respective rights and obligations hereunder to the Servicing Agent in reliance upon the Servicing Agent's representations, warranties and undertakings herein.

IT IS THEREFORE agreed as follows:

                                    Agreement

1. Property Deposited in Escrow; Duties of Escrow Agent. The Issuer hereby establishes an escrow account with the Escrow Agent, entitled "BioQuest IPO Escrow Account" (the "Escrow Account"). The Escrow Agent agrees to receive and disburse the proceeds of the Offering, without interest or other earnings thereon (collectively the "Deposits"), as set forth in this Agreement.

     1.1 Issuer shall conduct the Offering in accordance with the Securities Act of 1933, as amended, and the regulations promulgated thereunder, and as further described in the Registration Statement. Issuer shall instruct each subscriber of the Offering (each a "Subscriber" and collectively the "Subscribers") to tender to the Escrow Agent (a) immediately available funds payable to the Escrow Account in the amount of that Subscriber's purchase price, and (b) a fully completed electronic subscription notice containing the Subscriber's name, mailing address, email address, telephone number, unique bid number and taxpayer identification number.

     1.2 Escrow Agent shall monitor the Subscriber List provided by the Servicing Agent pursuant to Section 2.2. Where the Escrow Agent has been notified by the Servicing Agent prior to Closing that a particular subscription has been rejected, the Escrow Agent shall, within 48 hours following the close of business on the date on which the Escrow Agent receives the notice of rejection, forward to the affected Subscriber either a wire transfer or a check (by first class mail) for the funds relating to the rejected subscription.

     1.3 In the event the Escrow Agent receives subscriptions for not less than one million (1,000,000) shares (the "Minimum Offering") of the Issuer's common stock (net of subscriptions not accepted) during the Dutch Auction Offering Period (as defined below), then on the Closing Date (as defined in Section 2.2, below) the Escrow Agent shall, upon written instruction from Issuer and Servicing Agent, (a) disburse from the Escrow Account to the Issuer by wire transfer the aggregate proceeds of the Offering (the "Disbursed Proceeds"), the amount of which shall be the amount described in the Servicing Agent's Closing Notice (as defined in Section 2.2, below); (b) deliver to each of the Issuer and the Servicing Agent one copy of the list of Subscribers whose subscriptions have been included with the Disbursed Proceeds;
          (c) return to Subscribers all funds other than the Disbursed Proceeds, without interest thereon; and (d) deliver to each of the Issuer and the Servicing Agent a list of Subscribers whose subscription amounts have been returned. For purposes of this Agreement the "Dutch Auction Offering Period" shall mean a period commencing on the date the Registration Statement is declared effective by the Securities and Exchange Commission (the "Effective Date") and ending on the first to occur of (a) the ninetieth (90th) day following the Effective Date; or
          (b) the date the Termination Notice is transmitted by the Servicing Agent pursuant to Section 2.3, below, that the Offering is to be terminated (the date of such termination, whether pursuant to clause
          (a) or (b) of this sentence, the "Termination Date"). The Escrow Agent is authorized to deduct from the Disbursed Proceeds an amount equal to the Escrow Agent's fees and expenses hereunder, net of fees and expenses paid by the Issuer prior to Closing; provided that the Escrow Agent's deduction of fees and expenses shall not have the effect of diminishing the portion of the Deposits payable to Subscribers in respect of any subscription not accepted; and further provided that interest accruing on the Deposits shall be and remain the sole property of the Escrow Agent whether funds are disbursed to the Issuer, one or more Subscribers, or otherwise. The funds returned to Subscribers pursuant to this Section 1.3 shall be transmitted by first class mail to the Subscriber's address as indicated on the Subscriber's bid form, and shall be deposited in the United States Mail not later than 48 hours following the close of business on the Closing Date.

     1.4 In the event that, during the Dutch Auction Offering Period, subscriptions for the Minimum Offering are not received and accepted, the Escrow Agent shall, within 48 hours after close of business on the Termination Date, return to each Subscriber the Subscriber's total subscription amount, without interest thereon. The funds returned to Subscribers pursuant to this Section 1.4 shall be transmitted by wire transfer or first class mail to the Subscriber's address as indicated on the Subscriber's bid form, and shall be deposited in the United States Mail not later than 48 hours following the close of business on the Termination Date.

     1.5 Prior to Closing or the Termination Date (as applicable), neither the Escrow Agent nor the Issuer shall have any title to or interest in the Deposits in the Escrow Account or in any interest earned thereon and such Deposits and interest shall under no circumstances be subject to the liabilities or indebtedness of the Issuer or the Escrow Agent, except, solely in the case of the Escrow Agent, liabilities and indebtedness arising in accordance with applicable banking laws and regulations.

                                    10.17-2

     1.6 The Escrow Agent shall cause all Deposits to be maintained and invested as the Escrow Agent shall from time to time determine in accordance with its standard asset and liability management program so that 100% of the Deposits can readily be liquidated on twenty-four hours notice and returned to Subscribers. It is expressly agreed that the Escrow Account is a non-interest bearing account and that no interest or other earnings shall be payable to the Issuer or any Subscriber on any Deposits or disbursements. If the 100% of the Deposits so deposited are not realized upon such liquidation, the Issuer shall pay the difference into the Escrow Account for distribution to Subscribers. The Escrow Agent shall incur no liability for any loss suffered so long as it follows such directions.

     1.7 At any time prior to the termination of this Agreement, for whatever reason, the Issuer or the Servicing Agent may notify the Escrow Agent that a bid has not been accepted or has only been partially accepted, and either of them may direct the Escrow Agent to return as soon thereafter as may be practicable any funds (without interest) held in the Escrow Account for the benefit of that Subscriber. If any check transmitted to the Escrow Agent in connection with a bid shall remain uncollected for any reason, the Escrow Agent shall notify the Servicing Agent of that fact, including a reference to the applicable unique bid number.

     1.8 The Escrow Agent shall not be obligated to inquire as to the form, manner of execution or validity of any documents herewith or hereafter deposited pursuant to the provisions hereof, nor shall the Escrow Agent be obligated to inquire as to the identity, authority or rights of the persons executing the name. In case of conflicting demands upon it, the Escrow Agent may withhold performance under this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

2. Responsibilities and Compensation of Servicing Agent; Certain Representations and Warranties. The Servicing Agent shall monitor the results processed by the Software and shall, on a daily basis, collect from the Escrow Agent the list of subscriptions and subscription amounts provided by the Escrow Agent pursuant to Section 1.2 above. In connection with the Servicing Agent's oblations under this Agreement, the Servicing Agent shall be compensated in accordance with the fee schedule attached as Exhibit B. The Servicing Agent shall provide the services described in this
     Section 2 (the "Services"), and represents and warrants to the Issuer and the Escrow Agent that it (a) is capable of providing the Services in a competent, timely and workmanlike manner; and (b) has valid license to use the Software (including without limitation any source code, object code, data manipulation programs, extraction utilities, electronic messaging tools and programs, and all related technology and know-how) for the purposes contemplated by this Agreement and the Offering.

     2.1 The Servicing Agent, using the Software, shall determine whether a particular Subscriber's offer to purchase a portion of the Shares shall be acceptable wholly or in part, and shall notify each Subscriber, with copies to the Issuer and the Escrow Agent, whether that subscription has been received, whether the subscription is to be held pending receipt of additional information, or whether the subscription has been rejected. For subscriptions that have been rejected, the Servicing Agent shall notify the Escrow Agent that the Escrow Agent shall return to that Subscriber the funds relating to that subscription, whereupon the Escrow Agent shall comply with such instructions as set forth in Section 1.2 above.

     2.2 The Servicing Agent shall create and maintain, and shall provide to Issuer and Escrow Agent on a basis no less frequently than weekly a list of Subscribers, subscription amounts, taxpayer identification

                                    10.17-3
          numbers, unique bid numbers, postal addresses, and electronic mail addresses (the "Subscriber List"). The Servicing Agent or the Issuer, as applicable, shall timely notify each of the other parties of any subscription that is to be rejected wholly or in part, and shall notify the affected Subscriber that its subscription has been rejected.

     2.3 In the event the Minimum Offering is reached during the Dutch Auction Offering Period, the Servicing Agent shall notify the Issuer and the Escrow Agent of that fact (the "Servicing Agent's Closing Notice") and shall propose a date (the "Closing Date") on which the proceeds of the Offering are to be disbursed; provided that the Closing Date shall be not sooner than the third business day following the date on which the Servicing Agent's Closing Notice is transmitted and not later than the ninety-fifth (95th) day following the Effective Date. The Servicing Agent's Closing Notice shall include a list of the unique bid numbers, Subscriber names and addresses, and amounts of each subscription to be accepted, which amounts, in the aggregate, shall be not less than ten million dollars ($10,000,000) (the "Minimum Offering Amount") and not more than sixteen million dollars ($14,000,000) (the "Maximum Offering Amount"). Upon wire transfer of the Disbursed Proceeds and the return to subscribers of any funds (other than interest accrued) remaining in the Escrow Account, the Escrow Agent's obligations hereunder shall be fully and finally discharged.

     2.4 In the event the Minimum Offering is not reached during the Dutch Auction Offering Period, the Servicing Agent shall notify the Issuer and the Escrow Agent of that fact (the "Termination Notice"), which notice shall specify the actual Termination Date and which notice shall be transmitted not less than the close of business on the third business day prior to the intended Termination Date. Within 48 hours after the close of business on the Termination Date, the Escrow Agent shall forward to each Subscriber a check in the amount of that Subscriber's subscription amount, without interest thereon, and the Escrow Agent's obligations hereunder shall be fully and finally discharged.

     2.5 The Servicing Agent shall notify all Subscribers that the Closing has occurred and shall identify for each Subscriber the portion of that Subscriber's subscription amount that has been accepted and the number of shares allocated to them. The Servicing Agent shall also transmit to each Subscriber whose subscription has been accepted wholly or in part a copy of the final prospectus relating to the Offering pursuant to Section 10(b) of the Securities Act of 1933, as amended, and the rules thereunder.

     2.6 The Servicing Agent will not engage in any marketing or soliciting activities for the offering. Specifically, its personnel are restricted from:

          (i.) Advising potential investors about whether to submit bids and about the suitable bid size or price;

          (ii.) Discussing the potential market value of BioQuest stock; or

          (iii.) Discussing their personal plans to invest in BioQuest stock.

          The Servicing Agent's president, Lori Livingston, will supervise personnel to assure that its personnel will abide by those limitations.

3. Fees and Expenses of Escrow Agent. The fees and expenses of the Escrow Agent shall be as determined in accordance with the fee schedule annexed as the attached Exhibit A. All fees and expenses referred to in this paragraph shall be paid by the Issuer, subject to reimbursement by the Issuer.

4. Liability of Escrow Agent; Standard of Care. Escrow Agent assumes no responsibilities, obligations or liabilities except as expressly set forth in this Agreement.

     4.1 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in good faith under this Agreement, and in no event shall Escrow Agent be liable or responsible except for its own gross negligence or willful misconduct.

     4.2 The Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any instruction, order, judgement, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it by the Issuer or the Servicing Agent hereunder without being required to determine the authenticity of such document,

                                    10.17-4
          the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

     4.3 The Escrow Agent shall be entitled to act in accordance with any decree or order of any court or other governmental authority the Escrow Agent reasonably believes to be of competent jurisdiction with respect to the Offering or this Agreement. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part hereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree about which it believes in good faith is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     4.4 The Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of, any article, asset or document deposited in the Escrow Account; provided that the Escrow Agent shall give timely notice of any dishonored check and, to the extent of its actual knowledge thereof, of the value, validity or genuineness of any article, asset or document so deposited.

5. Indemnification of Escrow Agent. The Issuer and the Servicing Agent agree jointly and severally to defend, indemnify and hold harmless the Escrow Agent and its officers, employees and agents from and against all costs, charges, harms, damages, losses and other detriments of any kind and nature whatsoever (including without limitation its reasonable and actually incurred attorney fees and expenses, and including fees and expenses on appeal or review, if any) which the Escrow Agent may incur or sustain by reason of or in connection with its obligations under this Agreement. Specifically, but without limitation, the Issuer and the Servicing Agent agree to indemnify and hold harmless the Escrow Agent from, against and with respect to, any and all loss, liability, damage, claim or expense that the Escrow Agent may suffer or incur in connection with its receipt, retention and disbursement of the proceeds of the Offering, its collection, retention and disclosure of information relating to or owned by Subscribers, and all other manner of liability of Escrow Agent to Issuer, Servicing Agent, any Subscriber or any other third party, in entering into this Agreement and performing its obligations hereunder or otherwise in connection herewith, except to the extent such loss, liability, damage, claim or expense arises from the gross negligence or willful misconduct of the Escrow Agent. Upon reasonable notice specifying in reasonable detail the amounts of fees and expenses Escrow Agent expects to expend, the Escrow Agent shall be entitled to advancement from Issuer (and issuer shall be entitled to contribution from Servicing Agent) for the reasonable cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder; provided that in the event such advances exceed the amounts actually incurred, the Escrow Agent shall promptly refund to Issuer the amount of such advances not incurred.

6. Representations and Warranties of the Issuer and the Escrow Agent. Each of the Issuer and the Escrow Agent warrants to and agrees that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Deposits or any part thereof; and that to their respective knowledge no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposits or any part thereof. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposits or any part thereof or

                                    10.17.5
     to file any financing statement under the Uniform Commercial Code with respect to the Deposits or any part thereof.

7.   Resignation of Escrow Agent.

     7.1 The Escrow Agent may resign by giving ten days written notice to the Issuer and the Servicing Agent by certified mail, return receipt requested, sent to the undersigned at their respective addresses herein set forth; and thereafter, shall deliver all remaining deposits in the Escrow Account to a successor escrow agent acceptable to all other parties hereto, which acceptance shall be evidenced by the joint written and signed order of the undersigned. If no such order is received by the Escrow Agent within thirty days after mailing such notice, it is unconditionally and irrevocably authorized and empowered to send any and all items deposited hereunder by registered mail to the respective Subscribers.

     7.2 The Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Deposits to either (a) any successor escrow agent designated in writing by the parties hereto or (b) any court having competent jurisdiction. Upon its resignation and delivery of the Deposits, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by these Escrow Instructions.

8. Duties. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with any knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith (particularly including but not limited to the Registration Statement) except as required to act in respect of the Deposits only as provided in these Escrow Instructions. These Escrow Instructions set forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms hereof or any other agreement or instrument. The Escrow Agent shall incur no liability in connection with the discharge of its obligations hereunder or otherwise in connection therewith, except such liability as may arise from gross negligence or willful misconduct of the Escrow Agent.

9. Advice of Counsel. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advise of such counsel. The fees of such counsel shall be payable by the Issuer and shall be includable with the fees of the Issuer withheld from the Disbursed Proceeds pursuant to
     Section 1.3.

10. No Oral Notification. The Escrow Agent shall not be bound by any modification, cancellation or rescission of these Escrow Instructions unless in writing and signed by the Escrow Agent and the Issuer.

11. Supplemental Instructions. The Escrow Agent requires any further instruments or instructions to effectuate these Escrow Instructions or obligations in respect hereof, the necessary parties hereto shall join in furnishing the same.

12. Right to Represent Other Parties. The Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Deposits or otherwise.


                                    10.17-6

13. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an integral original part of one and the same original instrument.

15. Survival of Rights. The rights of the Escrow Agent contained herein, including without limitation the right to indemnification, shall survive the resignation of the Escrow Agent and the termination of the escrow contemplated hereunder.

16. Amendments. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto unless reference thereto is made herein; provided, however, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all of the undersigned.

17. Governing Law; Waiver of Trial by Jury. This Agreement shall be construed, enforced and administered in accordance with the laws of Oregon applicable to contracts made and to be performed in that State. All actions against the Escrow Agent arising under or relating to this agreement shall be brought against the Escrow Agent exclusively in the appropriate court in Multnomah County, State of Oregon, and each of the parties expressly consents for purposes of this Agreement to the jurisdiction and venue of such courts, which jurisdiction and venue shall be mandatory and not elective. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THESE ESCROW INSTRUCTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS AGREEMENT.

18. Effectiveness. This Agreement shall not become effective (and the Escrow Agent shall have no responsibility hereunder except to return the property deposited in the Escrow Account to the bidders) until the Escrow Agent shall have received a certificate as to the names and specimen signatures of the Issuer and shall have advised the Issuer in writing that the same are in form and substance satisfactory to the Escrow Agent.

19. Termination. This agreement shall terminate upon completion of the obligations provided in either paragraphs 1.3 or 1.4 hereof or as otherwise provided by written instruction from the Issuer to the Escrow Agent.

20. Notices.
    --------

     20.1 Any notice required or permitted to be given hereunder shall be effective when delivered by messenger, or dispatched by certified mail, return receipt requested, cable or telex, to the respective party at its address specified below, namely: if to the Escrow Agent, addressed to it at 315 S.W. Fifth Avenue - Suite 201, Portland, Oregon 97204, Attn: Richard Cheong; if to the Servicing

                                    10.17.7

             Agent, addressed to it at 227 S.W. Pine Street - Suite 300, Portland, Oregon 97204, Attn: Lori Livingston; and if to the Issuer, addressed to it at P.O. Box 15, Fairfax Station, Virginia 22309, Attn: Pete Ewens, or to such other address as such party may have furnished in writing to each of the other parties hereto.

     20.2 Notices to or from the Escrow Agent hereunder shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent or by the person to whom it was mailed, respectively. Whenever under the terms hereof the time for giving notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.

"ISSUER"

BIOQUEST INTERNATIONAL, INC.

By: /s/ Peter J. Ewens
    ----------------------------------------
        Peter J. Ewens, Chairman and CEO



"ESCROW AGENT"

THE AMERICAN PACIFIC BANK

By: /s/ Richard Cheong
    ----------------------------------------
        Richard Cheong, Senior Vice President and Chief Financial Officer



"SERVICING AGENT"

TRANSFERONLINE, INC.

By: /s/ Lori Livingston
    ----------------------------------------
        Lori Livingston, President


                                    10.17-8

                                                                      EXHIBIT A

                         Escrow Agent Fees and Expenses
                         ------------------------------

Wire Transfers
   Domestic Incoming                         $15.00  each
   Domestic Outgoing                          17.00  each
   International Incoming                     25.00  each
   International Outgoing                     30.00  each

Cashier Checks
   Customer                                   $4.00  each
   Non-customer                                6.00  each

Non-Sufficient Fund Fee
   (for returned checks)                     $25.00  per item

Stop Payment Order
   (checks or preauthorized debits)          $25.00  per item

Deposited Item Returned Fee                   $5.00  per item

Postage and Handling

The Escrow Agent will be entitled to levy a reasonable charge for postage and handling.

                       Other Fees may be assessed for services not listed here.
                                    Prices are subject to change.

                                    10.17-9

                                                                      EXHIBIT B



                          Servicing Agent Fee Schedule
                          ----------------------------




Minimum Service Agent Fee                                              $5,000

Fee includes the following:

Account Setup,
Documentation
Escrow Agent setup
In connection with and based upon the instructions of the Escrow Agent, the Service Agent will perform all interactions with the online interactive interface and handle any investor inquiries including mailing or emailing of any notices .

In addition to the minimum fee, there will be a fee of $25 assessed for each investor account that is established and maintained during the Dutch Auction period.

All out of pocket expenses will be billed separately including postage, envelopes etc.

The minimum fee shall be paid in advance of the auction and is non-refundable.



                                    10.17-10